                                                                    EXHIBIT 10.3

                               LICENSE AGREEMENT
                                    BETWEEN
                        TEXAS INSTRUMENTS INCORPORATED
                                      AND
                       LANSTAR SEMICONDUCTOR CORPORATION

                               TABLE OF CONTENTS

ARTICLE 1 .................................................................4
DEFINITIONS OF TERMS

       SUBSIDIARY .........................................................4
       EFFECTIVE DATE
       PATENTS ............................................................4
       LANSTAR PATENTS ....................................................5
       TI PATENTS
       INTEGRATED CIRCUIT .................................................6
       LICENSED PRODUCTS ..................................................6
       NET SALES BILLED ...................................................6
       ROYALTY BEARING COUNTRY ............................................8
       ROYALTY FREE COUNTRY ...............................................9

ARTICLE 2 ..................................................................10
MUTUAL RELEASES
ARTICLE 3 ..................................................................11
GRANT OF LICENSES
ARTICLE 4 ..................................................................17
SUBLICENSES TO SUBSIDIARIES
ARTICLE 5 ..................................................................20
ROYALTIES
ARTICLE 6 ..................................................................24
ACCOUNTING FOR ROYALTIES AND TAXES
ARTICLE 7 ..................................................................28
TERM & TERMINATION
ARTICLE 8 ..................................................................33
MISCELLANEOUS PROVISIONS

                               LICENSE AGREEMENT

       THIS AGREEMENT is made by and between TEXAS INSTRUMENTS INCORPORATED ("TI") a Delaware corporation having a place of business at 13500 North Central Expressway, Dallas, Texas 75265, U. S. A., and LANSTAR SEMICONDUCTOR CORPORATION ("LANSTAR"), a Texas corporation having a place of business at 2501 Avenue J, Ste. 125, Arlington, Texas 76006.

                                  WITNESSETH:

       WHEREAS, TI owns or controls and has or may have rights under various patents and utility models and applications therefor in various countries of the world as to which LANSTAR desires to acquire licenses as hereinafter provided;

       WHEREAS, LANSTAR owns or controls and has or may have rights under various patents and utility models and applications therefor in various countries of the world as to which TI desires to acquire licenses as hereinafter provided;

       WHEREAS, TI and LANSTAR are engaged in continuing research, development and engineering in regard to LICENSED PRODUCTS (as hereinafter defined) and contemplate the possibility of filing applications for the patenting of inventions resulting therefrom;

                                       2
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       NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree as follows:

                                   ARTICLE 1

                  DEFINITIONS OF TERMS USED IN THIS AGREEMENT

       1.1  "SUBSIDIARY" means any corporation, company or other entity more than fifty percent (50%) of the outstanding shares or stock entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) of which is owned or controlled by either party hereto, directly or indirectly, now or hereafter during the term of this Agreement.

Any corporation, company or other entity which would at any time be a SUBSIDIARY of LANSTAR or TI, by reason of the foregoing shall be considered a SUBSIDIARY for the purposes of this Agreement only so long as the ownership or control, directly or indirectly, by LANSTAR or TI, as the case may be, meets the conditions set forth above. "SUBSIDIARIES" of LANSTAR or TI means, respectively, all corporations, companies or other entities which qualify as a SUBSIDIARY under the foregoing.

       1.2  The "EFFECTIVE DATE" of this Agreement shall be January 1, 1996.

       1.3  "PATENTS" means patents, utility models, and applications therefor of all countries of the world, which convey legally enforceable rights, in any country, prior to the date of expiration or termination of this Agreement. PATENTS includes Japanese applications for patents and utility models which have been published for opposition ("Koukoku"), but does not include "laid-open" applications, of any country, such as a Japanese "Kokai" (with the understanding that neither LANSTAR nor TI shall take any steps to enforce such "laid-open" applications against the other until and unless they become PATENTS as defined herein) PATENTS does not include design patents, except for any design patents which cover packaging, or housing, for LICENSED PRODUCTS. PATENTS does not include any of the foregoing in this Article 1.3 for which payments or other consideration to third parties is required, for the right to grant licenses and releases of the scope of the rights granted herein, except for payments to a SUBSIDIARY o f TI or LANSTAR as the case may be or payments made to said third parties for inventions made while employed by LANSTAR or TI, as the case may be, or by such party's SUBSIDIARY.

       1.4  "LANSTAR PATENTS" means PATENTS which, at any time during the term of this Agreement, LANSTAR owns or controls and under which LANSTAR has the right to grant releases or licenses of the scope granted pursuant to Articles
2.1 and 3.2 of this Agreement.

       1.5 "TI PATENTS" means PATENTS which, at any time during the term of this Agreement, TI owns or controls and under which TI has ;,he right to grant releases or licenses of the scope granted pursuant to Articles 2.2 and 3.1 of this Agreement.

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       1.6  "INTEGRATED CIRCUIT" shall mean an integral unit including a plurality of active and/or passive circuit elements formed at least in part of semiconductor material and associated on or in one substrate comprising the first level of packaging for such elements and including any enveloping, cooling and fastening means, terminal members and leads, such unit forming, or contributing to the formation of, a circuit for performing electrical or electronic function.

       1.7 "LICENSED PRODUCTS" means an INTEGRATED CIRCUIT of a type which is commonly recognized in the industry by any of the following acronyms: DRAMs (including but not limited to Dynamic Random Access Memory devices, Synchronous Dynamic Random Access Memory devices, Video RAMs (VRAMs), and Field or Frame memories commonly referred to in the industry as FRAMs); SRAMs; ROMs; PROMs; EPROMs; FLASH EPROMs; or EEPROMs.

       1.8 "NET SALES BILLED" means:

       (a) the total amount billed to any third party by LANSTAR or by any of its SUBSIDIARIES sublicensed hereunder (excluding transactions between LANSTAR and any of its SUBSIDIARIES or between such SUBSIDIARIES) pursuant to a bona fide, arms length transaction unaffected by reason of affiliation or any other cause, in connection with the sale, lease or other disposition anywhere in

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the world, of LICENSED PRODUCTS which are royalty bearing under the provisions of Article 5 (including sales resulting from licensed activities permitted by Article 3.4, for which royalties are not excluded under Article 5.3), less (i) sales, excise taxes and other taxes (other than taxes measured by LANSTAR's or such SUBSIDIARIES' income) levied in respect to such worldwide sales, leases or other disposition, where such amounts are included in the amount billed, (ii) returned sales, (provided that, upon termination or expiration of this Agreement, the royalties previously paid for such returned sales shall be refunded to LANSTAR; otherwise, such royalties shall be offset against future royalties), (iii) trade* or quantity discounts but only if they are expressly documented, (iv) transportation and insurance costs where such amounts are included in the amount billed and (v) import duties; or

       (b) the fair market value of such royalty bearing products not sold, leased or otherwise disposed of to said unaffiliated third parties but used or incorporated by LANSTAR, or any of its SUBSIDIARIES sublicensed hereunder, anywhere in the world, in any product or in providing services or replacements anywhere in the world. For purposes of this Article 1.8 (b), fair market value of a particular royalty bearing product shall be determined as follows:

           Total worldwide sales revenue, less the deductions specified above in
           Article 1.8(a), for the applicable

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           calendar semi-annual reporting period for a product which is the same or similar to said particular LICENSED PRODUCT, divided by the total units of that product sold, leased or otherwise disposed of worldwide during said calendar semi-annual reporting period 0 unaffiliated third parties to determine the average sales price f or such same or similar product. Such average sales price shall be multiplied by the total units used by LANSTAR, or by any of its SUBSIDIARIES sublicensed hereunder, in the instance of (b) above.

       For each such same or similar product that has no sales revenue anywhere in the world for the calendar semi-annual reporting period, f air market value shall be the same as that reported for such same or similar product in the immediately preceding calendar semi-annual reporting period or, if there were no value established for the immediately preceding calendar semi-annual reporting period, then the fair market value, as determined above, shall be applied for the nearest related standard part offered by LANSTAR that substantially performs the same functions as such same or, similar product.

       1.9 "ROYALTY BEARING COUNTRY" means the United States, ,Japan, or any country of Europe.

                                       8
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       1. 10 "ROYALTY FREE COUNTRY" means any country of the world other than the United States, Japan, or a country of Europe.

                                   ARTICLE 2
                                MUTUAL RELEASES

       2.1 LANSTAR hereby releases, acquits and forever discharges TI and all of its SUBSIDIARIES sublicensed hereunder from any and all claims or liability for infringement or alleged infringement of any LANSTAR PATENTS under which a license is herein granted by LANSTAR with respect to performance by TI or any or all of its SUBSIDIARIES sublicensed hereunder, prior to the EFFECTIVE DATE of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.

       2.2 TI hereby releases, acquits and forever discharges LANSTAR and all of its SUBSIDIARIES sublicensed hereunder from any and all claims or liability for infringement or alleged infringement of any TI PATENTS under which a license is herein granted by TI with respect to performance by LANSTAR or any or all of its SUBSIDIARIES sublicensed hereunder, prior to the EFFECTIVE DATE of acts which if performed on or after the EFFECTIVE DATE would be acts licensed hereunder.

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

                                   ARTICLE 3
                               GRANT OF LICENSES

   3.1 TI grants and agrees to grant to LANSTAR non-exclusive licenses under any TI PATENTS to make LICENSED PRODUCTS. T I further grants to LANSTAR the right to use, to lease, to sell, and otherwise to dispose of, LICENSED PRODUCTS made only by LANSTAR or its SUBSIDIARIES sublicensed pursuant to Article 4. The grant to make LICENSED PRODUCTS shall include the right, under any TI PATENTS, for LANSTAR to use (i) manufacturing processes; and (ii) manufacturing equipment and test equipment and systems, made by LANSTAR or any other party; for the purpose of making such LICENSED PRODUCTS.

    3.2 LANSTAR grants and agrees to grant to TI non-exclusive licenses under any LANSTAR PATENTS to make LICENSED PRODUCTS.

 LANSTAR further grants to TI the right to use, to lease, to sell, and otherwise to dispose of, LICENSED PRODUCTS made only by TI or its SUBSIDIARIES sublicensed pursuant to Article 4. The grant to make LICENSED PRODUCTS shall include the right, under any LANSTAR PATENTS, for TI to use (i) manufacturing processes; and (ii) manufacturing equipment and TEST EQUIPMENT AND SYSTEMS made by TI or any other party; for the purpose of making such LICENSED PRODUCTS.

   3 .3 Each party hereto shall ensure that each of its SUBSIDIARIES, (excluding any existing company acquired by a party hereto and to which the non-acquiring party withheld its consent pursuant to Article 4.2.), whether sublicensed hereunder or not, grants to the other party hereto licenses under any PATENTS of such SUBSIDIARY, wherein such licenses are identical in scope as set forth in Articles 3.1 and 3.2, without royalty payment, except as provided in this Agreement. If a party hereto fails to so ensure, that party shall indemnify and hold harmless the other party hereto against any costs or damages incurred defending against a claim of infringement asserted by any such SUBSIDIARY, including attorney's fees.

    3.4 (a) With respect to the licenses granted in Articles 3.1 through 3.3, a license to a party:
 (i)does not include the right of a party licensed herein (a "Licensed Party") under any TI PATENTS or LANSTAR PATENTS, as the case may be, to make LICENSED PRODUCTS either in finished or semifinished form (by way of example, "semifinished form" includes (i) semiconductor wafers at any stage of their manufacture, (ii) foundry services, and (iii) assembly) for, or f or sale to, any third party to use, to lease, to sell, or otherwise to dispose of, such LICENSED PRODUCTS under the trademark, trade name, or other commercial indicia, of such third party in any instance where the manufacturing drawings and specifications are originated by, or on behalf of such third party. In the event of any such activity by a Licensed Party, the exclusive remedy for the other party for any claim of patent infringement shall be against such third party.
(ii)does include the right to have a third party make LICENSED PRODUCTS either in finished or semifinished form (by way of example, "semifinished form" includes (i) semiconductor wafers at any stage of their manufacture, (ii) foundry services and (iii) assembly) for the sole account of a Licensed Party, but only if said LICENSED PRODUCTS are to be sold, used or leased or otherwise disposed of, by the Licensed Party under the trademark, tradename, or other commercial indicia, of the Licensed Party, and are made by the third party using manufacturing drawings and specifications originated by the Licensed Party, or originated by any third party specifically and exclusively for the Licensed Party, as work for hire; provided however that such right shall not extend to standard off-the-shelf products of such third party nor to products originally designed by such third party and to which only minor revisions are made to conform to specifications of a

    Licensed Party.

    (b) With respect to the licenses granted in Articles 3. 1 through 3.3, and notwithstanding anything in Article 3.4 (a) (ii) to the contrary, a license to a Licensed Party " to use, to lease, to sell, and otherwise to dispose of LICENSED PRODUCTS made" by the Licensed Party, does include the right of the Licensed Party to use, to lease, to sell, and otherwise to dispose of, standard, off-the-shelf products of any third party, which then shall be deemed LICENSED PRODUCTS, provided that such LICENSED PRODUCTS are used, leased, sold, or otherwise disposed of, under the trademark, tradename or other commercial indicia, of the Licensed Party, or of any of its SUBSIDIARIES sublicensed hereunder, and further provided that in the case of LANSTAR, the royalty provisions of Article 5 are complied with fully.

    (c)With respect to the licenses granted in Articles 3.1 through 3.3, and except as provided otherwise in Article 3.4(b), a license to a Licensed Party "to lease, to sell, and otherwise to dispose of" LICENSED
         PRODUCTS:

    (i)does not include any right for the Licensed Party to act as a sales agent, commission agent, broker or factor of products made by third parties; and

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    (i   does not include any right for a Licensed Party to act as a distributor or reseller of products made by third parties.

   (d) A party shall have the right to terminate any license (the "License") under TI PATENTS or LANSTAR PATENTS, as the case may be, with respect to any products manufactured by the other party according to manufacturing drawings and specifications originated by, or on behalf of a third party, and where said products are primarily for the sole account of said third party, upon the occurrence of the following conditions

 (i)such third party has brought a patent infringement action against said party based upon an activity or product which would be a LICENSED PRODUCT, or the manufacture thereof, if done under this Agreement; and

 (ii)said party provides written notice of such termination, to the other party.

   3.5 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct or implied, under the U.S. Semiconductor Chip Protection Act of 1984, the Japanese Law concerning Semiconductor Integrated Circuit Layouts of 1985, or equivalents thereof in any other country.

    3.6 Specifically excluded from the grants of licenses pursuant to this Agreement, is any license, direct or implied, under any copyrights, trademarks, trade names, or trade secrets.

    3.7 Specifically excluded from the grants of licenses pursuant to this Agreement is any license, direct or implied, under any design patents, except for any design patents which cover packaging, or housing, for LICENSED PRODUCTS.

                                   ARTICLE 4
                          SUBLICENSES TO SUBSIDIARIES

   4.1 Subject to compliance with the terms and conditions of the provisions of
 Article 4.2, each party hereto shall have the right to grant to any of its SUBSIDIARIES sublicenses under the licenses granted to it pursuant to this Agreement but without any right to sublicense further.

   4.2 Each party hereto shall have the right to grant sublicenses during the term of this Agreement pursuant to Article 4.1 only to those of its SUBSIDIARIES which (i) shall grant to such party licenses under all PATENTS of each such SUBSIDIARY which relate to LICENSED PRODUCTS, and (ii) shall grant to the other party hereto rights, under said PATENTS of such SUBSIDIARY, of a nature which results in the inclusion of all such PATENTS of each such SUBSIDIARY within the definitions of TI PATENTS or within the definitions of LANSTAR PATENTS, as the case may be, for the purposes of this Agreement, provided, however, that, in the case of an existing company acquired by either party as a SUBSIDIARY after the execution date of this Agreement, which company has at any time prior to acquisition by such party engaged in the manufacture of LICENSED PRODUCTS, the consent of the non-acquiring party hereto shall be required for the acquired company to receive a license under PATENTS of the non-acquiring party. Any such consent by the non-acquiring party shall not be unreasonably withheld. Such shall be in writing upon request of the acquiring party.

   For purposes of this Article 4.2, a SUBSIDIARY of either party which satisfies all of the following conditions ("a Spin-off SUBSIDIARY" shall not be deemed an existing company acquired by that party after the execution date of this Agreement:

    (a) It is a SUBSIDIARY in which that party owns or controls, directly, or indirectly through a wholly-owned SUBSIDIARY, ninety-five percent (95%) or more of the outstanding shares or stock entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction); and

 (b)It is a SUBSIDIARY all or substantially all of whose entire assets and other properties are owned or controlled, directly or indirectly, by that party immediately prior to the formation of said SUBSIDIARY, which assets and other properties, at the time of said formation, primarily are used for the manufacture, assembly and/or test of LICENSED PRODUCTS; and

 (c)It is a SUBSIDIARY which is not intended, nor is, at least within the remaining term of this Agreement: (i)

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           to be utilized as a vehicle for joint venture, partnership or the like, with a third party; or (ii) to be combined, consolidated or merged, with any third party, corporation, company or other entity, as a result of which the Spin-Off SUBSIDIARY no longer qualifies as a SUBSIDIARY of that party.

    4.3 In the event that the relationship of a SUBSIDIARY of a party hereto changes so that a corporation, company, or other entity ceases to be such a SUBSIDIARY, the sublicense extended to such corporation, company or other entity under 'this Agreement shall automatically terminate as of the date such relationship changes, but the licenses granted either directly or indirectly by such corporation, company or other entity to the other party hereto under this Agreement shall continue until expiration or termination of this Agreement; provided, however, that such sublicense shall not terminate, if the sole reason that such corporation, company, or other entity ceases to be such a SUBSIDIARY of such party, is that the ownership or control of such party becomes fifty percent (50%) or less by reason of a public offering, in which case such sublicense shall continue in full force and effect so long as such party continues to be the largest percentage shareholder or owner in such corporation, company, or other entity and any royalties due are paid and all other terms and conditions of this Agreement are fulfilled by such corporation, company, or other entity.

                                   ARTICLE 5
                                   ROYALTIES

    5.1 In partial consideration for the licenses granted hereunder by TI to LANSTAR during the period commencing on January 1, 1996 through the date of expiration or termination of this Agreement, LANSTAR shall pay to TI royalties, in United States dollars, at the rate of ten percent (10%) of NET SALES BILLED, for all DRAMs that are directly or indirectly: used, leased, sold, imported or otherwise disposed of by LANSTAR or any of its SUBSIDIARIES sublicensed hereunder, in any ROYALTY BEARING COUNTRY, and at the rate of five percent (5%) of NET SALES BILLED, for all SRAMs, ROMs, PROMs, EPROMs, FLASH EPROMS, or EEPROMs that are directly or indirectly: used, leased, sold, imported or otherwise disposed of by LANSTAR or any of its SUBSIDIARIES sublicensed hereunder, in any ROYALTY BEARING COUNTRY.

    5.2 With respect to LICENSED PRODUCTS which are leased, sold or otherwise disposed of by LANSTAR in any ROYALTY FREE COUNTRY and which are not made totally or in substantial part in a ROYALTY BEARING COUNTRY, the following provisions shall apply:

   W     subject to the provisions of Article 5.2 (ii), such LICENSED PRODUCTS shall be presumed to be indirectly used, leased, sold, imported or otherwise disposed of n a ROYALTY BEARING COUNTRY and shall therefore be subject to royalty payments as provided in Article 5.1; however (ii) LANSTAR may render such sales non-royalty bearing by providing TI with proof that such LICENSED PRODUCTS are not, subsequently used, leased, sold, imported or otherwise disposed of in any ROYALTY BEARING COUNTRY. Such proof may include a certification by LANSTAR's lessee, customer or other recipient that the LICENSED PRODUCTS are not intended to be, nor will they be, exported to any ROYALTY BEARING COUNTRY, either standing alone or as a part of a larger equipment. Any such proofs provided by LANSTAR are subject to audit in accordance with the provisions of Article 6.1.

 By way of example, "made in substantial part" shall encompass the manufacture or partial manufacture of semiconductor wafers, or the process of assembly.

   5.3 Royalties shall not be due from LANSTAR to TI, under Articles 5.1 through 5.2, for any LICENSED PRODUCTS (i) the manufacture, use, lease, importation, sale or other disposition of which is not licensed hereunder; (ii) which are supplied directly to TI or any of its SUBSIDIARIES; (iii) which are manufactured

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under the "have made" right of a third party licensed by TI; or (iv) obtained from a third party by LANSTAR pursuant to Article 3.4(b); provided, that, in the cases of (iii) and (iv), LANSTAR obtains from TI (in the case of (iii) and with respect to the period after the EFFECTIVE DATE: prior to such manufacture, use, lease, sale, or other disposition, by LANSTAR) written confirmation that such third party has a license from TI permitting such activities.

   5.4 The parties acknowledge that the royalty amounts and rates specified in
 Article 5.1 take into consideration the value of the licenses granted to TI in this Agreement, and the method for calculating royalties.

   5.5 All royalty payments shall be made to TI in U.S. dollars by telegraphic transfer to TI's bank account at Nations Bank of Texas, Account 'No. 125 210 4040, Dallas, Texas, or to such other financial institution and account number as TI may designate in writing to LANSTAR. If LANSTAR fails to make such payments on or before the required dates, a supplemental royalty equal to one percent (1%) of the amount due shall be paid by LANSTAR for each month, or part of a month, that such payment is late.

    5.6 LICENSED PRODUCTS shall be deemed to be put into use, or sold, leased or otherwise disposed of, when billed by LANSTAR, or a

 SUBSIDIARY of LANSTAR sublicensed hereunder, to a third party, or upon use by LANSTAR or any of its SUBSIDIARIES sublicensed hereunder, whichever event occurs first. once royalty has been accounted for, for any LICENSED PRODUCT, no further royalty shall be payable thereon under this Agreement.

                                   ARTICLE 6
                      ACCOUNTING FOR ROYALTIES AND TAXES

     6.1 All computations relating to determination of the amounts of royalties due and payable pursuant to this Agreement shall be made in accordance with internationally recognized and generally accepted accounting principles as reflected in the practice of certified independent public accountants of international reputation. Upon the reasonable request of TI, LANSTAR and its SUBSIDIARIES sublicensed pursuant to Article 4 hereof, shall permit access to their books and. records by an independent accounting firm selected by TI and approved by LANSTAR, which approval shall not be unreasonably withheld, for the sole purpose of verifying the calculation of royalties due and payable pursuant to this Agreement. TI shall seek permission for an audit no more than once each calendar year with respect to royalties due and payable pursuant to Article 5 and no more than once after expiration of this Agreement with respect to any royalties due and payable after such expiration, and shall bear the costs of the independent accounting firm. All information concerning the use, lease, sale or other disposition of LICENSED PRODUCTS, including without limitation, sales prices and customers and other confidential business information of LANSTAR shall be made available to the independent accounting firm to the extent necessary to verify the calculation of royalties; provided such information shall not be made available to TI by the independent accounting firm. Neither LANSTAR nor any of its SUBSIDIARIES shall be required to keep and maintain such books and records for the purpose of such access for more than one (1) year after the termination or expiration of this Agreement.

     6.2 All royalties payable pursuant to Articles 5.1 and 5.2 of this Agreement, in respect of the licenses and sublicenses granted pursuant to this Agreement, shall be paid in respect of each calendar semi-annual period commencing on January 1st and ending on June 30th, and commencing on July 1st and ending on December 31st, respectively, during the term of this Agreement, provided, however, that, for the calendar semi-annual period (or fraction thereof) commencing with January 1st or July 1st, as the case may be, in any calendar year during the term of this Agreement immediately preceding the date on which the term of this Agreement shall terminate pursuant to Article 7 hereof, and ending on the date of such termination of the term of this Agreement as aforesaid, such royalties shall be paid in respect of such semiannual period (or fraction thereof) concerned in each case.

     6.3 All royalties payable pursuant to Articles 5.1 and 5.2 of this Agreement, shall be made on or before sixty (60) days after June 30th and December 31st of each calendar year during the term of this Agreement, or any renewal or extension thereof, or after the last day of any shorter period as provided for in Article 6.2. Royalties accounted for in any currency other than United States Dollars shall be converted to United States dollars by using the prevailing rate of exchange for such currency and United States dollars quoted in the New York Foreign Exchange Market on the last business day of the reporting period in question.

     6.4 On or before the date by which each royalty payment is to be paid under Articles 5.1 and 5.2, LANSTAR shall furnish to TI a written statement in the English language, certified by an authorized representative of LANSTAR, concerning the computation of royalties due and payable to TI in respect of the applicable calendar semi-annual period in the case of royalties due under Articles 5.1 and 5.2. Each such certified statement shall contain information in sufficient detail to permit the accuracy of each royalty payment due and payable under this Agreement to be readily determined, and, in particular, shall set forth the following:

      (a) in the case of royalties due under Articles 5.1 and 5.2, the total NET SALES BILLED for such calendar semi-annual reporting period, including an itemized listing of the NET SALES BILLED in the currency in which it was billed, the exchange rates used and the final United States dollar value; and

      (b) such additional information as TI may reasonably prescribe from time to time to enable TI to ascertain the computation of royalties.

                                   ARTICLE 7
                              TERM & TERMINATION

     7.1 Except as otherwise provided in Article 7, this Agreement and the licenses granted pursuant hereto shall remain in force until December 31, 2000. At any time subsequent to December 31, 1999, either party may request negotiations to consider the possible renewal or extension of this Agreement. In such event, both parties agree to enter into good faith negotiations to determine whether a mutually acceptable extension or renewal can be agreed upon prior to expiration of the Agreement. No extension or renewal shall be effective until a definitive agreement is executed by both parties.

     7.2 if a party fails to make any payment fully or timely as required by this Agreement, or in the event of any other material breach of this Agreement by either party or any of its SUBSIDIARIES sublicensed hereunder, and if such failure or other material breach is not corrected within forty-five (45) days after written notice complaining thereof is given to the defaulting party, then this Agreement may be terminated forthwith in its entirety by written notice to that effect from the complaining party, provided that such termination shall not affect any royalty or other obligation arising prior to such termination.

     7.3 at any time during the term of this Agreement: (1 either party consolidates with or merges with or into another corporation, company or other entity, notwithstanding that such party may be the surviving entity of such consolidation or merger, unless immediately after such consolidation or merger, shareholders of such party prior to the consolidation or merger continue to own more than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors of such new or surviving entity; or (2) either party sells or otherwise transfers substantially all of its business or assets relating to LICENSED PRODUCTS (other than to a Spin-Off SUBSIDIARY); then the other party may terminate this Agreement by written notice, provided that such party exercises such right no later than thirty (30) days after receiving written notice from the other party of the event.

     7.4 The licenses granted in Articles 3.1 through 3.4 are intended to provide each party a license under PATENTS of the other party: (1) which it needs in order to make, use, lease, sell, or otherwise dispose of LICENSED PRODUCTS within the scope of the rights granted in those articles; and (2) which include the right to analyze or evaluate the concepts or techniques embodied in the "mask work" (as defined in the U.S. Semiconductor Chip Protection Act of
1984) or the circuitry, logic flow, or organization of components used in the mask work of a product of the other party, and to incorporate the results of such analysis or evaluation in its own original mask work. SUBSIDIARIES sublicensed under Article 4. 1 shall acquire the same rights The licenses granted in Articles 3.1 through 3.4, and the sublicenses permitted under Article 4.1 are not intended to permit the licensee to make a substantially similar copy of an original mask work of the other party.

     1-1 one party or its SUBSIDIARIES, makes, uses, leases, sells, or otherwise disposes of a LICENSED PRODUCT that includes a mask work that is a substantially similar copy of an original mask work of the other party, or its sublicensees, and if said original mask work is entitled to be, or is, registered under the Law Concerning Semiconductor integrated Circuit Layouts of Japan or the Semiconductor Chip Protection Act of the United States or any other corresponding legislation of any other country, as the case may be, then said other party shall upon forty-five (45) days advance written notice have the right to terminate all licenses and sublicenses granted pursuant to Articles 3.1 through 3.4 with respect to the product resulting from the mask work in question.

     In determining whether there is a substantially similar copy of an original mask work, the provisions of the U.S. Semiconductor Chip Protection Act of 1984 shall govern.

     7.5 Except as provided in Article 7. 6, all licenses and sublicenses granted pursuant to this Agreement in respect of TI PATENTS and LANSTAR PATENTS shall cease forthwith as of the date of expiration or termination for any reason of this Agreement.

     7.6 In the event of termination of this Agreement or any of the licenses granted under this Agreement by one party ("the Terminating Party") pursuant to Articles 7.2, or 7.3, licenses granted to the Terminating Party pursuant to
Article 3 and the sublicenses granted to SUBSIDIARIES by the Terminating Party pursuant to Article 4 shall survive until December 3.1, 2000.

     7.7 If at any time during the term of this Agreement, any government or agency thereof takes any action against or makes recommendations to either or both parties requiring, directly or indirectly, formally or informally, alteration or modification of any term or condition of this Agreement or of the performance of the parties that materially or adversely affects one party, then if said one party makes written request to the other party within sixty (60) days from said action or recommendation of the government or agency thereof, the parties shall enter into good faith negotiations with the objective of restructuring the relationship between the parties in a manner such that the adverse effect of said alteration or modification of this Agreement will be minimized. if the parties cannot reach an acceptable licensing arrangement within six (6) months from the date of said written request, or within such longer period of time as mutually agreed upon, either party shall have the right to terminate this Agreement forthwith in its entirety by giving written notice to that effect to the other party. All other provisions of this
Article 7 notwithstanding, in the event this Agreement is terminated pursuant to this Article 7.8 all rights and licenses under TI PATENTS and LANSTAR PATENTS shall cease and terminate. Each party agrees that in the event of such termination, neither party will incur any liability to the other party for any alleged default or breach in the performance of this Agreement arising from the exercise of the termination right.

     7.8 For the convenience of the parties hereto, this Agreement is made in consideration of the exchange of patent licenses under a group of patents of each party. A determination or action by a court of competent jurisdiction, regulatory authority or governmental agency: (i) finding that one or more of the patents of one party are invalid; or (ii) granting a temporary or permanent injunction or restraining order under one or more of the patents; shall not give rise to a right of termination by either party nor shall such determination or action be regarded as justification for a change in the royalty rates.

                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS

   8.1 (a) Each party represents and warrants that it has the right to grant to the other the licenses granted hereunder and to give the releases provided in this Agreement.

          (b) LANSTAR represents and warrants that, as set out in Articles 5 and 6 of this Agreement, royalties or other monies payable hereunder will be timely paid directly to TI pursuant to such articles, and will not be paid to any other person, firm or entity, including, without limitation, any court, court clerk, escrow fund or escrow agent.

          (c) The parties acknowledge that they have bargained f or the right to use all of the PATENTS licensed herein but are free not to use any if they so choose; LANSTAR's full royalty obligation, however, exists regardless of the number of patents used.

          (d) The representations and warranties set out in this Article 8.1 survive the execution and EFFECTIVE DATE of this Agreement and are binding on both parties during the entire term of this Agreement. in addition to other remedies available under law, equity or this Agreement, breach of any such representations or warranties constitutes a material breach of this Agreement.

    8.2 Each party recognizes that this Agreement shall remain fully executory until executed by both parties.

    8.3 It is recognized that TI, LANSTAR or their SUBSIDIARIES may have contracted, or may after the EFFECTIVE DATE, contract with a third party who is not a party to this Agreement, such as a national or other sovereign government, governmental agency or intergovernmental authority, to do work financed. by such third party and to assign to such third party its/their right to grant, or may now or hereafter be restrained by such third party from granting, licenses (other than by a parent to its SUBSIDIARIES or by a SUBSIDIARY to its parent or by a SUBSIDIARY to another SUBSIDIARY of the parent) under patents for inventions arising out of such work. The inability, for such a reason, of any of the parties hereto, or any one of their SUBSIDIARIES, to grant 'the licenses herein agreed to be granted shall not be considered a breach of this Agreement (but may result in application of various provisions in Article 3).

    8.4 Nothing contained 4 n this Agreement shall be construed as:

    (a) a warranty or representation by any of the parties to this Agreement as to the validity or scope of any PATENTS; or

    (b) a warranty or representation that any manufacture, sale, lease, import, use or other disposition of LICENSED PRODUCTS hereunder will be free from infringement of patents, or utility models, copyrights, mask work rights, trade secrets, trademarks, trade names, or the like, of third parties; or

    (c) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

    (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party; or

    (e) conferring by implication, estoppel or otherwise, upon any party licensed hereunder, any license or other right under any patent or utility model, copyright, mask work right, trade secret, trademark, trade name or the like, except the licenses and rights expressly granted hereunder. For example, no release or license is granted by either party, or any SUBSIDIARY sublicensed hereunder, either directly or by implication, estoppel or otherwise, under any patent, release, waiver, license, or other right hereunder, to either party or third parties acquiring product from either party or any SUBSIDIARY sublicensed hereunder for the combination of separate LICENSED PRODUCTS with each other or with any other product. This is meant to exclude from the license granted, products that utilize a LICENSED PRODUCT or which utilize a plurality of separate LICENSED PRODUCTS; or

     (f) an obligation to furnish any technical assistance or information or knowhow.

   9.5 This Agreement and the licenses granted herein shall inure to the benefit of the parties and, insofar as is provided in this Agreement, to SUBSIDIARIES of the parties hereto. Neither party nor any SUBSIDIARY sublicensed hereunder shall assign or transfer any of its rights, privileges or obligations hereunder without the prior written consent of a duly authorized representative of the other party.

   8.6 Neither party nor any of its SUBSIDIARIES sublicensed hereunder shall be required by anything contained in this Agreement to file in any country an application for patent on any invention, or to secure any patent, or once having filed an application for patent or obtained a patent, to maintain the patent application or patent in force.

   8.7 This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications to be made or given pursuant to this Agreement shall be in the English language.

   8.8 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the United States, or by facsimile with receipt confirmed, addressed as follows:

 If to TI:          Texas Instruments Incorporated
                    13500 North Central Expressway
                    Post office -Box 225474
                    Mail Station 229
                    Dallas, Texas 75265
                    U. S. A.
                    Attention: Manager, Patent Licensing

 If to LANSTAR:     Lanstar Semiconductor Corporation
                    2501 Avenue J, Suite 125
                    Arlington, Texas 76006

                                      37
                                                CONFIDENTIAL

                             Attention: President

   Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given fourteen (14) days after the mailing thereof or upon facsimile receipt confirmation, as the case may be.

    8.9 No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

   No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and executed by a duly authorized representative of each party.

   8.10 This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Texas, United States of America, applicable to agreements made and to be performed entirely within that state.

   8.11 Neither party nor its SUBSIDIARIES sublicensed hereunder shall commence any litigation against the other arising out of this Agreement or the termination thereof as to any matter except in a Federal Court located in the State of Texas. Each party consents to jurisdiction over it by such court.

   8.12 The parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge the same or any part thereof to any third party except:

    (a) with the prior written consent of the other party; or

 (b) to any governmental body or judicial entity having jurisdiction and calling therefor; or

 (c) as otherwise may be required by law and the rules or regulations, pertaining to such laws, including but not limited to, the U.S. Securities and Exchange Commission; or

    (d) to legal counsel representing either party.

   Prior notification of any disclosure under a court order shall be provided by the disclosing party to the non-disclosing party.

 All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing party in complying with such an order, including a protective order to the extent possible.

    8.13 Should any clause, sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. The parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be deemed to have been stricken, and the remainder shall have the same force and effect as if such part or parts had never been included herein.

    8.14 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them. Neither of the parties shall be bound by any modification of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of both parties.

    IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement, on the dates below indicated.

 TEXAS INSTRUMENTS INCORPORATED           LANSTAR SEMICONDUCTOR
                                          CORPORATION

 BY:                                      BY:
     -------------------------                ---------------------
     Roland Darnell                           Maxie R. Smith

 TITLE: Sr. Vice President Corp. Staff    TITLE: President
 DATE:  20 November 1995                  DATE:  17 November 1995